UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 27, 2016, MainSource Financial Group, Inc. (the “Company”) held its annual meeting of shareholders.  A total of 21,779,810 shares of the Company’s common stock were entitled to vote as of March 7, 2016, the record date for the Annual Meeting. There were 17,208,943 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each proposal.

Proposal No. 1 - Election of Directors

The shareholders elected ten directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kathleen L. Bardwell	13,428,200	248,263	3,532,480
William G. Barron	13,253,785	422,678	3,532,480
Vince A. Berta	13,356,654	319,809	3,532,480
Archie M. Brown, Jr.	12,776,453	900,010	3,532,480
D.J. Hines	13,341,883	334,580	3,532,480
Erin P. Hoeflinger	13,426,415	250,048	3,532,480
Thomas M. O’Brien	12,778,014	898,449	3,532,480
Lawrence R. Rueff, DVM	13,435,210	241,253	3,532,480
John G. Seale	13,439,603	236,860	3,532,480
Charles J. Thayer	12,736,446	940,017	3,532,480

Proposal No. 2 — Advisory Vote on the Company’s Executive Compensation Policies and Procedures

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain
13,290,777	345,639	3,572,527

Proposal No. 3 — Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2016

The shareholders voted to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the vote were as follows:

For	Against	Abstain
16,969,814	234,323	4,806

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

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